UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):     November 26, 2012

AWARE, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Aware Inc. previously announced on November 19, 2012 that its Board of Directors declared a special cash dividend of $1.80 per share payable to the company’s common stockholders (approximately $40 million in the aggregate).  The record date for the special cash dividend will be the close of business on December 3, 2012 and the payable date for the special cash dividend will be December 17, 2012.

On November 26, 2012, Aware Inc. announced that NASDAQ had set an ex-dividend date for the special cash dividend. An ex-dividend date of December 18, 2012 has been established by NASDAQ.

A copy of the press release issued by the company with respect to the foregoing matters is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed as part of this report:

(d) EXHIBITS.

Number	Description
99.1	Press release issued by Aware, Inc. on November 26, 2012, entitled “NASDAQ Sets Ex-Dividend Date for Aware, Inc.’s Special Cash Dividend of $1.80 Per Share.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: November 26, 2012	By:	/s/ Richard P. Moberg
Richard P. Moberg
co-Chief Executive Officer and co-President
Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press release issued by Aware, Inc. on November 26, 2012, entitled “NASDAQ Sets Ex-Dividend Date for Aware, Inc.’s Special Cash Dividend of $1.80 Per Share.”